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                                                                     EXHIBIT 5.1

                             [MCGUIREWOODS LLP Logo]
                        Bank of America Corporate Center
                       100 North Tryon Street, Suite 2900
                      Charlotte, North Carolina 28202-4011
                 Telephone/TDD (704) 373-8999 Fax (704) 373-8935



                                December 27, 2000

Board of Directors
Information Architects Corporation
4064 Colony Road
Charlotte, NC  28211

Ladies and Gentlemen:

         We are acting as counsel to Information Architects Corporation, a North Carolina corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement of up to 2,773,650 shares of the Company's Common Stock, par value $0.001 per share, issuable upon the exercise or conversion of the Company's convertible Series A Preferred Stock and warrants to purchase the Company's common stock (collectively the "Convertible Securities"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

         In reaching the opinion stated in this letter, we have reviewed copies of originals of resolutions of the Company's Board of Directors, the Certificate of the Designations, Number, Voting Powers, Preferences and Rights of Series A Preferred Stock dated June 7, 2000 and a form of warrant to purchase common stock (collectively the "Convertible Security Documents") and the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, each as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine,
(iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

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Board of Directors
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December 27, 2000


         Based upon the foregoing, it is our opinion that the common stock underlying the Convertible Securities, when issued in the manner described in the resolutions of the Company's Board of Directors and in the Convertible Security Documents, will be duly and validly issued, fully paid and nonassessable.

         The opinion expressed above is limited to matters governed by the laws of the State of North Carolina. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein.

                                                  Very truly yours,

                                                  McGuireWoods LLP

                                                  /s/ McGuireWoods LLP